Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-128859 of The Procter & Gamble Company on Form S-8 of our report dated March 31, 2010, appearing in this Annual Report on Form 11-K of The Gillette Company Global Employee Stock Ownership Plan for the year ended December 31, 2009.

/s/ Deloitte & Touche, LLP

Cincinnati, Ohio
March 31, 2010